EXHIBIT 12.1
                      RECKSON OPERATING PARTNERSHIP, L. P.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                                       AND
         RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DISTRIBUTIONS



         The following table sets forth the Operating Partnership's consolidated ratios of earnings to fixed charges for the years ended December 31:

         2000                   1999                 1998                    1997                     1996
-----------------------    ---------------     -----------------     ---------------------    ---------------------
        2.11x                  2.07x                2.00x                   2.69x                    2.71x


         The following table sets forth the Operating Partnership's consolidated ratios of earnings to fixed charges and preferred distributions for the years ended December 31:

          2000                        1999                      1998
-------------------------    ---------------------    -----------------------
          1.62x                       1.54x                     1.60x



         The Operating Partnership had no preferred capital outstanding prior to April 1998.